Exhibit 10.6


                          AMENDMENT OF

                   LONG-TERM INCENTIVE AWARDS

               UNDER THE AMERICAN EXPRESS COMPANY

      1979 AND 1989 LONG-TERM INCENTIVE PLAN (THE "PLANS")


All long-term incentive awards under the Plans that are outstanding as of the date hereof are amended as of the date hereof by adding the following paragraph to the end thereof, as applicable:

I.   Nonqualified Stock Options ("Options")

     Change in Control. Notwithstanding anything in this Agreement to the contrary (except for the provision dealing with a limitation under Section 280G of the Internal Revenue Code of 1986, as amended), upon a Change in Control (as defined below), the awardholder shall immediately be 100% vested in the total number of shares covered hereby such that they shall be fully exercisable. The Committee may not amend or delete this section of this Agreement in a manner that is detrimental to the awardholder, without his written consent. A "Change in Control" means the happening of any of the following:

          [See long definition in Section VI below.]

II.  Restricted Stock Awards ("RSA's")

     Change in Control. Notwithstanding anything in this Agreement to the contrary (except for the provision dealing with a limitation under Section 280G of the Internal Revenue Code of 1986, as amended), upon a Change in Control (as defined below), the awardholder shall immediately be 100% vested in the total number of shares covered hereby such that they shall no longer be subject to any transfer restrictions imposed by this Agreement. The Committee may not amend or delete this section of this Agreement in a manner that is detrimental to the awardholder, without his written consent. A "Change in Control" means the happening of any of the following:

          [See long definition in Section VI below.]

III. Letters of Intent in lieu of RSA's

     Change in Control. Notwithstanding anything in this Agreement to the contrary (except for the provision dealing with a limitation under Section 280G of the Internal Revenue Code of 1986, as amended), upon a Change in Control (as defined below), the awardholder shall immediately be entitled to receive the total number of shares covered hereby such that they shall no longer be subject to any restrictions on issuance imposed by this Agreement. The Committee may not amend or delete this section of this Agreement in a manner that is detrimental to the awardholder, without his written consent. A "Change in Control" means the happening of any of the following:

          [See long definition in Section IV below.]
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IV.  Restricted Stock Units ("RSU's")

     Change in Control. Notwithstanding anything in this Agreement to the contrary (except for the provision dealing with a limitation under Section 280G of the Internal Revenue Code of 1986, as amended), upon a Change in Control (as defined below), the awardholder shall immediately be entitled to receive, within five days after the date of such Change in Control, that number of common shares of American Express Company equal in value to the awardholder's Retirement Parity Value, plus the value of "dividend equivalents" on such shares to the extent such "dividend equivalents" have not already been paid to the awardholder under Section 3.1 of this Agreement, and such shares shall no longer be subject to any transfer restrictions imposed by this Agreement or to any non-compete, consulting or other restrictions under Section 3.3 of this Agreement. The Committee may not amend or delete this section of this Agreement in a manner that is detrimental to the awardholder, without his written consent. A "Change in Control" means the happening of any of the following:

          [See long definition in Section VI below.]

V. Portfolio Grant Awards ("PG-III's, PG-IV's and PG-V's") and Performance Grants (also known as Annual Incentive Awards)

     Change in Control. Notwithstanding anything in this Agreement to the contrary (except for the provision dealing with a limitation under Section 280G of the Internal Revenue Code of 1986, as amended), if, within two years after the date of a Change in Control (as defined below), the awardholder experiences a termination of employment that would otherwise entitle him to receive the payment of severance benefits under the provisions of the severance plan that are in effect and that he participates in as of the date of such Change in Control, (i) the awardholder shall immediately be 100% vested in the Award; (ii) the Committee shall determine the value of the Award as of the date of such termination of employment as if the Award Period had just ended, based on results against the percentage performance measures to the last day of calendar quarter ending on or immediately prior to such date (that is, based on the percentage of grant value produced by such interim results), but prorated based on (a) the total number of full and partial months of the Award Period which have elapsed between (X) January 1 of the year in which the Award Date occurs, and (Y) the date of such termination of employment, divided by (b) the total number of months in the Award Period; and (iii) such value of the Award shall be paid to the awardholder within five days after the date of such termination of employment. The Committee may not amend or delete this section of this Agreement in a manner that is detrimental to the awardholder, without his written consent. A "Change in Control" means the happening of any of the following:

          [See long definition in Section VI below.]

VI.  Definition of "Change in Control"

          (a) Any individual, entity or group (a "Person") (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either (i) the then outstanding common shares of the Company (the "Outstanding Company Common Shares") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that such beneficial ownership shall not constitute a Change in Control if it
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     occurs as a result of any of the following acquisitions of securities:
     (i) any acquisition directly from the Company, (ii) any acquisition by the Company or any corporation, partnership, trust or other entity controlled by the Company (a "Subsidiary"), (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary or (iv) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (i), (ii) and (iii) of subsection (c) of this Change in Control Section are satisfied. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") became the beneficial owner of 25% or more of the Outstanding Company Common Shares or Outstanding Company Voting Securities as a result of the acquisition of Outstanding Company Common Shares or Outstanding Company Voting Securities by the Company which, by reducing the number of Outstanding Company Common Shares or Outstanding Company Voting Securities, increases the proportional number of shares beneficially owned by the Subject Person; provided, that if a Change in Control would be deemed to have occurred (but for the operation of this sentence) as a result of the acquisition of Outstanding Company Common Shares or Outstanding Company Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the beneficial owner of any additional Outstanding Company Common Shares or Outstanding Company Voting Securities which increases the percentage of the Outstanding Company Common Shares or Outstanding Company Voting Securities beneficially owned by the Subject Person, then a Change in Control shall then be deemed to have occurred; or

          (b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation; or

          (c) Approval by the shareholders of the Company of a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, (i) more than 60% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Shares and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation, (ii) no Person (excluding the Company, any employee benefit plan (or related trust) of the Company, a Subsidiary or such corporation resulting from such reorganization, merger or consolidation or any subsidiary thereof, and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 25% or more of the Outstanding Company Common Shares or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 25% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then
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     outstanding voting securities of such corporation entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

          (d) Approval by the shareholders of the Company of (i) a complete liquidation or dissolution of the Company or (ii) the sale, lease, exchange or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale, lease, exchange or other disposition (A) more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Shares and Outstanding Company Voting Securities immediately prior to such sale, lease, exchange or other disposition, (B) no Person (excluding the Company and any employee benefit plan (or related trust) of the Company or a Subsidiary or such corporation or a subsidiary thereof and any Person beneficially owning, immediately prior to such sale, lease, exchange or other disposition, directly or indirectly, 25% or more of the Outstanding Company Common Shares or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 25% or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale, lease, exchange or other disposition of assets of the Company.

VII. Applicable to all awards in I through V above:

     Notwithstanding any other provision of this Agreement to the contrary, if all or any portion of the payments or benefits to which the participant will be entitled under this Agreement, either alone or together with other payments or benefits which the participant receives or is entitled to receive directly or indirectly from the Company or any of its subsidiaries or any other person or entity that would be treated as a payor of parachute payments as hereinafter defined, under any other plan, agreement or arrangement, would constitute a "parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") or any successor provision thereto and the regulations thereunder (except that "2.95" shall be used instead of "3" under Section 280G(b)(2)(A)(ii) of the Code or any successor provision thereto), such payment or benefits provided to the participant under this Agreement, and any other payments or benefits which the participant receives or is entitled to receive directly or indirectly from the Company or any of its subsidiaries or any other person or entity that would be treated as a payor of parachute payments as hereinafter defined, under any other plan, agreement or arrangement which would constitute a parachute payment, shall be reduced (but not below zero) as described below to the extent necessary so that no portion thereof would constitute such a parachute payment as previously defined (except that "2.95" shall be used instead of "3" under Section 280G(b)(2)(A)(ii) of the Code or any successor provision thereto).

     Whether payments or benefits to the participant are to be reduced pursuant to the first sentence of this paragraph, and the extent to which they are to be so reduced, will be determined by the firm serving,
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     immediately prior to the Change in Control, as the Company's independent auditors, or if that firm refuses to serve, by another qualified firm, whether or not serving as independent auditors, designated by the Administration Committee under the American Express Senior Executive Severance Plan (the "Firm"). The Firm will be paid reasonable compensation by the Company for such services. If the Firm concludes that its determination is inconsistent with a final determination of a court or the Internal Revenue Service, the Firm shall, based on such final determination, redetermine whether the amount payable to the participant should have been reduced and, if applicable, the amount of any such reduction. If the Firm determines that a lesser payment should have been made to the participant, then an amount equal to the amount of the excess of the earlier payment over the redetermined amount (the "Excess Amount") will be deemed for all purposes to be a loan to the participant made on the date of the participant's receipt of such Excess Amount, which the participant will have an obligation to repay to the Company on the fifth business day after demand, together with interest on such amount at the lowest applicable Federal rate (as defined in Section 1274(d) of the Code or any successor provision thereto), compounded semi-annually (the "Section 1274 Rate") from the date of the participant's receipt of such Excess Amount until the date of such repayment (or such lesser rate (including zero) as may be designated by the Firm such that the Excess Amount and such interest will not be treated as a parachute payment as previously defined). If the Firm determines that a greater payment should have been made to the participant, within five business days of such determination, the Company will pay to the participant the amount of the deficiency, together with interest thereon from the date such amount should have been paid to the date of such payment, at the Section 1274 Rate (or such lesser rate (including zero) as may be designated by the Firm such that the amount of such deficiency and such interest will not be treated as a parachute payment as previously defined). If a reduction is to be made pursuant to this paragraph, the Firm will have the right to determine which payments and benefits will be reduced as described below based on the following hierarchy from the first to be reduced to the last (or on such other hierarchy chosen by the Firm in its sole discretion), either those under this Agreement alone or such other payments or benefits which the participant receives or is entitled to receive directly or indirectly from the Company or any of its subsidiaries or any other person or entity that would be treated as a payor of parachute payments as previously defined, under any other plan, agreement or arrangement:

     (I)       nonqualified stock option awards;

     (II) restricted stock awards, awards in lieu of restricted stock awards, and restricted stock units;

     (III) amounts payable under deferred compensation (including, but not limited to, base salary, cash bonus or annual incentive awards, and long-term incentive awards) programs;

     (IV)      any other awards or amounts not described in (I), (II) or
               (III) above that would be payable or provided upon a Change in Control;

     (V)       amounts payable under severance benefit plans;

     (VI) amounts payable under annual incentive (e.g., cash bonus) plans;

     (VII)     portfolio grant awards and performance grant awards;
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     (VIII)    amounts payable under employee welfare benefit plans, such as life insurance plans (including, but not limited to, the American Express Key Executive Life Insurance Plan);

     (IX) amounts payable under nonqualified employee pension benefit plans; and

     (X)       any other awards or amounts not described in (V), (VI),
               (VII), (VIII) or (IX) above that would be payable or provided upon a termination of employment that occurs within two years after a Change in Control as described in the Change in Control provision above.

     The payments and benefits subject to reduction pursuant to this paragraph include one or more attributes thereof, including, but not limited to, acceleration of the time for the vesting or payment thereof and the crediting of additional interest equivalents thereunder. Such reduction may be effected by the reduction or elimination, in whole or in part, of any such payment or benefit (including any or all attributes thereof). If a payment or benefit (including any or all attributes thereof) is reduced in part, the remaining portion of the payment or benefit (including any or all attributes thereof) will continue in full force and effect under the provisions of such payment or benefit (including any or all attributes thereof) as if the Change in Control did not occur and without regard to such reduction or elimination. Nothing in the preceding three sentences of this paragraph is intended or should be interpreted to change the calculated reduction amounts and procedure of this paragraph.

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